EXHIBIT (1)(c)

RESOLUTION OF BOARD OF DIRECTORS OF

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY APPROVING

PLAN OF MERGER WITH WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

WRITTEN CONSENT OF THE

BOARD OF DIRECTORS OF

MONUMENTAL LIFE INSURANCE COMPANY

April 21, 2014

The undersigned, being all of the Directors of Monumental Life Insurance Company, an Iowa corporation (hereafter referred to as the “Company”), acting as authorized in Section 490.821 of the Iowa Business Corporation Act and Article III, Section 9, of the Company’s Bylaws, HEREBY ADOPT, unanimously, the following resolutions by Written Consent and authorize the actions therein to be taken by the Company upon the filing of the Written Consent in the Minute Book of the Company:

RESOLVED, that the Board of Directors of the Company hereby approves the terms and form, as attached, of the Plan of Merger by and between Western Reserve Life Assurance Co. of Ohio (“WRL”) and Monumental Life Insurance Company (“MLIC”), wherein MLIC will be the surviving corporation, and that the effective date of the merger will be October 1, 2014, or such later date as the appropriate regulatory authorities have approved such merger.

FURTHER RESOLVED, that the Plan of Merger be submitted and recommended for approval to the sole shareholder of the Company.

FURTHER RESOLVED, that the officers of the Company be and they are hereby authorized to take such actions and execute such documents as they may deem necessary to effectuate the aforestated Agreement.

WHEREAS, it will be necessary to execute and file certain documents with the various state insurance departments to reflect the aforementioned merger; and

WHEREAS, the Company desires to avoid having to adopt separate individual resolutions for each state in the future.

NOW, THEREFORE, BE IT RESOLVED, that the President or any Vice President and the Secretary or any Assistant Secretary of the Company be and they are hereby authorized to execute and file any such documents which are required to be filed with any state insurance department in connection with the merger of WRL into MLIC; and

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FURTHER RESOLVED, that, if with respect to any state insurance department or other governmental department, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted by this Written Consent; and the Secretary or an Assistant Secretary of the Company is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by this Written Consent.

This Written Consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Written Consent.

IN WITNESS WHEREOF, the undersigned have executed this Written Consent of the Board of Directors of Monumental Life Insurance Company as of the date first hereinabove set forth.

/s/ Ralph L. Arnold	/s/ Arthur C. Schneider
Ralph L. Arnold	Arthur C. Schneider

/s/ Brenda K. Clancy	/s/ C. Michiel van Katwijk
Brenda K. Clancy	C. Michiel van Katwijk

/s/ Robert J. Kontz	/s/ Craig D. Vermie
Robert J. Kontz	Craig D. Vermie

/s/ Mark W. Mullin
Mark W. Mullin

MLIC2014B7

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ARTICLES OF MERGER

OF

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

AN OHIO CORPORATION

AND

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AN IOWA CORPORATION

Pursuant to the provisions of Section 490.1102 of the Iowa Business Corporation Act and Section 1701.79 of the Ohio General Corporation Law, Transamerica Premier Life Insurance Company, an Iowa corporation, and formerly known as Monumental Life Insurance Company (“TPLIC”), hereby merges Western Reserve Life Assurance Co. of Ohio, an Ohio corporation (“WRL”) into TPLIC on the following terms and conditions:

1.	TPLIC and WRL are hereby merged in accordance with the terms of, and in the manner set forth in, the Plan of Merger attached hereto as Exhibit A and incorporated herein by reference, effective October 1, 2014. The name of the surviving corporation is “Transamerica Premier Life Insurance Company”. The Articles of Incorporation of TPLIC shall continue as the Articles of Incorporation of the surviving corporation.

2.	The Plan of Merger was approved by resolution adopted by the Boards of Directors of TPLIC and WRL and by resolution adopted by the Shareholders of TPLIC and WRL, and the performance of its terms were duly authorized by all action required by the laws of the State of Iowa and the laws of the State of Ohio and by the articles of incorporation of WRL and TPLIC.

3.	WRL has Common Stock outstanding, par value $1.00 per share, all of which are owned by AEGON USA, LLC. There are no shares of any other class of capital stock of WRL outstanding.

4.	TPLIC has Class A Common Stock outstanding, par value $750.00 per share and Class B Common Stock outstanding, par value $750.00 per share, all of which are owned by Commonwealth General Corporation.

5.	The executed Plan of Merger is on file at the principal place of business of TPLIC, 4333 Edgewood Road NE, Cedar Rapids, Iowa 52499.

CORPORATE SEAL		TRANSAMERICA PREMIER LIFE
Attest:		INSURANCE COMPANY

By:
Secretary		President Date:

CORPORATE SEAL		WESTERN RESERVE LIFE
Attest:		ASSURANCE CO. OF OHIO

By:
Secretary		Senior Vice President Date:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I,                                  , a Notary Public, do hereby certify that on                         , 2014, personally appeared before me                         , who being by me first duly sworn, declared that he is the President of Transamerica Premier Life Insurance Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)

Notary Public
My Commission Expires:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I,                                  , a Notary Public, do hereby certify that on                         , 2014, personally appeared before me                         , who being by me first duly sworn, declared that he is the Senior Vice President of Western Reserve Life Assurance Co. of Ohio, that he signed the foregoing document as Senior Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)

Notary Public
My Commission Expires:

EXHIBIT A

PLAN OF MERGER

OF

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

AN OHIO CORPORATION

INTO

TRANSAMERICA PREMIER LIFE INSURANCE COMPANY

AN IOWA CORPORATION

1. The name of the corporation to be merged is Western Reserve Life Assurance Co. of Ohio (“WRL”), an Ohio corporation incorporated on May 14, 1979. The name of the corporation into which WRL will merge is Transamerica Premier Life Insurance Company (“TPLIC”), an Iowa corporation incorporated on March 5, 1858.

2. WRL has Common Stock outstanding, par value $1.00 per share, all of which are owned by AEGON USA, LLC (“AEGON USA”). There are no shares of any other class of capital stock of WRL outstanding. TPLIC has Class A Common Stock outstanding, par value $750.00 per share and Class B Common Stock outstanding, par value $750.00 per share, all of which are owned by Commonwealth General Corporation (“CGC”). TPLIC, WRL, AEGON USA and CGC are affiliated corporations within the same insurance holding company system.

3. The name of the surviving corporation shall be “Transamerica Premier Life Insurance Company”. The Articles of Incorporation of TPLIC shall continue as the Articles of Incorporation of the surviving corporation. The Bylaws of TPLIC shall continue as the Bylaws of the surviving corporation.

4. The officers and board of directors of TPLIC shall continue in office until their successors are duly elected and qualified under the provisions of the Bylaws of TPLIC.

5. TPLIC will be the surviving corporation, governed by the laws of the State of Iowa. TPLIC consents to be sued and served process in the State of Ohio and appoints the Ohio Secretary of State as its agent to accept service of process in any proceeding in the State of Ohio to enforce against TPLIC any obligation of WRL. A copy of such process to be delivered to: General Counsel, Transamerica Premier Life Insurance Company, 4333 Edgewood Road NE, Cedar Rapids, IA 52499.

6. This merger of WRL with and into TPLIC is intended to be a tax-free reorganization pursuant to Section 368(a)(2)(D) of the Internal Revenue Code of 1986.

    WRL stock shall be deemed cancelled by operation of law. Since CGC owns 100% of TPLIC, and AEGON USA owns 100% of CGC as well as 100% of WRL, AEGON USA is indifferent as to the consideration issued in the merger. Under these circumstances, and to avoid the expense and effort of valuations, AEGON USA agrees to accept one share of common stock of CGC in exchange for its agreement to merge WRL into TPLIC,

7. The merger shall become effective on October 1, 2014, or such later date when the necessary regulatory approvals have been obtained, including the approvals of the Iowa Insurance Division and the Ohio Department of Insurance.

CORPORATE SEAL		TRANSAMERICA PREMIER LIFE
Attest:		INSURANCE COMPANY

By:
Secretary		President Date:

CORPORATE SEAL		WESTERN RESERVE LIFE
Attest:		ASSURANCE CO. OF OHIO

By:
Secretary		Senior Vice President Date:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I,                          , a Notary Public, do hereby certify that on                     , 2014, personally appeared before me                     , who being by me first duly sworn, declared that he is the President of Transamerica Premier Life Insurance Company, that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.

(Notarial Seal)

Notary Public
My Commission Expires:

STATE OF IOWA	)
) ss
COUNTY OF LINN	)

I,                          , a Notary Public, do hereby certify that on                     , 2014, personally appeared before me                     , who being by me first duly sworn, declared that he is the Senior Vice President of Western Reserve Life Assurance Co. of Ohio, that he signed the foregoing document as Senior Vice President of the corporation, and that the statements therein contained are true.

(Notarial Seal)

Notary Public
My Commission Expires: